Exhibit 3(a)

DEAN HELLER                                                                                                Document Number: 20100270742-15
206 North Carson Street                                                                                 Date Filed: 04/23/2010 10:52 AM
Carson City, Nevada 89701-4299                                                                  Entity Number: E0190102010-7
(775) 684 5708
Website: secretaryofstate.biz                                                                        In the office of Dean Heller, Secretary of State

Articles of Incorporation
           (PURSUANT TO NRS 78)

1.	Name of Corporation:	Artison Investments, Ltd.

2.	Resident Agent	T. D. Campbell
3.	Name and Street	622 Bell Drive, Las Vegas, Nevada 89101
Address

4.	Shares	Number of Shares with par value: 75,000,000 Par Value $0.001

5.	Name &	Debopam Mukherjee
Addresses                                    131, N S C Bose Road, Kolkata INDIA 700040
Of Board of
Directors/Trustees

6.	Purpose	Any and All Legal Purposes

7.	Name, addresses	T. D. Campbell	Signed:	/Signed/
And signature of                                  PO Bo 240, Jenks, Oklahoma 74037

8.	Certificate of	I hereby accept appointment as Resident Agent for the above named corporation
Acceptance of
Appointment of                                           Signed:            /Signed/                                           Date           April 2, 2010
Resident Agent                                                                T. D. Campbell

ARTICLES OF INCORPORATION

OF

ARTISON INVESTMENTS, LTD.

1.           Name of Company:

ARTISON INVESTMENTS, LTD.

2.           Resident Agent:

The resident agent of the Company is:    T. D. Campbell
                        622 Bell Drive
Las Vegas, Nevada 89101

3.           Board of Directors:

The Company shall initially have one director (1) who shall be Debopam Mukherjee, whose address is: 131, N S C Bose Road, 7000040, Kolkata INDIA. This individual shall serve as director until a successor or successors have been elected and qualified.  The number of directors may be increased or decreased by a duly adopted amendment to the By-Laws of the Corporation.

4.           Authorized Shares:

The aggregate number of shares which the corporation shall have authority to issue shall consist of 70,000,000 shares of Common Stock having a $.001 par value, and 5,000,000 shares of Preferred Stock having a $.001 par value.  The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders.  The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.  The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

5.           Preemptive Rights and Assessment of Shares:

Holders of Common Stock or Preferred Stock of the corporation shall not have any preference, preemptive right or right of subscription to acquire shares of the corporation authorized, issued, or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its sole discretion, may determine from time to time.

The Common Stock of the Corporation, after the amount of the subscription price has been fully paid in, in money, property or services, as the directors shall determine, shall not be subject to assessment to pays the debts of the corporation, nor for any other purpose, and no Common Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended to provide for such assessment.

Artison Investments, Ltd.: Incorporation Continued (Page Two)

6.           Directors’ and Officers’ Liability

A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends.  Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

7.           Indemnity

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith.  Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person.  The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.  Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer

8.           Amendments

Subject at all times to the express provisions of Section 5 on the Assessment of Shares, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its By-Laws, in the manner now or hereafter prescribed by statute or the Articles of Incorporation or said By-Laws, and all rights conferred upon shareholders are granted subject to this reservation.

9.           Power of Directors

In furtherance, and not in limitation of those powers conferred by statute, the Board of Directors is expressly authorized:

                  (a)  Subject to the By-Laws, if any, adopted by the shareholders, to make, alter or repeal the By-Laws of the corporation;

Artison Investments, Ltd.: Incorporation Continued (Page Three)

    (b) To authorize and caused to be executed mortgages and liens, with or without limitations as to amount, upon the real and personal property of the corporation;

    (c) To authorize the guaranty by the corporation of the securities, evidences of indebtedness and obligations of other persons, corporations or business entities;

    (d)  To set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve;

    (e) By resolution adopted by the majority of the whole board, to designate one or more committees to consist of one or more directors of the of the corporation, which, to the extent provided on the resolution or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.  Such committee or committees shall have name and names as may be stated in the By-Laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

All the corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise herein or in the By-Laws or by law.

IN WITNESS WHEREOF, I hereunder set my hand on April 26, 2010, hereby declaring and certifying that the facts stated hereinabove are true.

Signature of Incorporator

Name:                      T. D. Campbell
Address:                 622 Bell Drive
 Las Vegas, Nevada 89101

Signature:               /s/ T. D. Campbell

Certificate of Acceptance of Appointment as Resident Agent:  I, T.D. Campbell, do hereby state that on the date below, I accepted the appointment as resident agent for Artison Investments, Ltd.

Signature:                      /s/ T. D. Campbell                                                                   4/22/10
         T. D. Campbell as Resident Agent                                                      Date